Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Dorian Hare	Ben Sheidler
Investor Relations	Media Relations
(404) 885-8210	404-885-8332
dorian.hare@equifax.com	Mediainquiries@equifax.com

ATLANTA, February 10, 2021 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2020.

“Equifax delivered its fourth consecutive quarter of strong double-digit growth and margin expansion, concluding a record year in which we delivered over $4 billion in revenue for the first time. Workforce Solutions and U.S. Information Services outperformance fueled our 23% revenue growth in the fourth quarter by leveraging our new Equifax Cloud capabilities, new product roll-outs, new data assets, and customer growth,” said Mark W. Begor, Equifax Chief Executive Officer. “We are entering a new chapter at Equifax as we leverage our expanding cloud native data, analytics and technology infrastructure to accelerate innovation, new products and growth. Our strong performance in these challenging times reflects the strength and resiliency of our business model as we look to build upon our momentum and focus on growth in 2021 and beyond. We are increasing our focus on acquisitions that will accelerate our growth including our acquisition of Kount in Identity and Fraud. Based on our confidence in the future we plan to restart our share repurchase program at an expected level over $100 million in 2021, to offset dilution from employee benefit plans.”

Financial Results Summary

The Company reported revenue of $1,118.5 million in the fourth quarter of 2020, a 23 percent increase from the fourth quarter of 2019 on both a reported and local currency basis.

Fourth quarter 2020 diluted EPS attributable to Equifax was $0.61 per share, up from $0.13 per share in the fourth quarter of 2019.

Net income attributable to Equifax of $74.5 million was up from $15.8 million in the fourth quarter of 2019.

In the fourth quarter, Equifax incurred a $31.9 million charge related to right sizing the organization as investments in technology transformation are reduced in 2021 relative to 2020.

For the full year 2020, revenue was $4,127.5 million, an 18 percent increase from 2019 on both a reported and local currency basis. Diluted EPS attributable to Equifax was $4.24 per share, up from a loss of $3.15 per share for the full year 2019. Net income attributable to Equifax was $520.1 million, up compared to a net loss of $384.1 million for the full year 2019.

As further discussed in the attached Common Questions and Answers, our pension accounting method has changed to mark-to-market during the fourth quarter of 2020. The change in accounting method has been applied retrospectively for the periods presented in this earnings release. The mark-to-market adjustment for 2020 resulted in a $32.2 million loss.

USIS fourth quarter results

•Total revenue was $387.5 million in the fourth quarter of 2020, an increase of 17 percent from the fourth quarter of 2019. Operating margin for USIS was 29.6 percent in the fourth quarter of 2020, compared to 33.6 percent in the fourth quarter of 2019. Adjusted EBITDA margin for USIS was 43.5 percent in the fourth quarter of 2020, compared to 45.1 percent in the fourth quarter of 2019.
•Online Information Solutions revenue was $267.5 million, an increase of 18 percent from the fourth quarter of 2019.
•Mortgage Solutions revenue was $50.4 million, an increase of 55 percent from the fourth quarter of 2019.
•Financial Marketing Services revenue was $69.6 million, a decrease of 2 percent when compared to the fourth quarter of 2019.

Workforce Solutions fourth quarter results

•Total revenue was $406.5 million in the fourth quarter of 2020, a 62 percent increase from the fourth quarter of 2019. Operating margin for Workforce Solutions was 49.2 percent in the fourth quarter of 2020 compared to 39.2 percent in the fourth quarter of 2019. Adjusted EBITDA margin for Workforce Solutions was 56.2 percent in the fourth quarter of 2020, compared to 47.0 percent in the fourth quarter of 2019.
•Verification Services revenue was $330.0 million, up 70 percent when compared to the fourth quarter of 2019.
•Employer Services revenue was $76.5 million, up 35 percent when compared to the fourth quarter of 2019.

International fourth quarter results

•Total revenue was $247.5 million in the fourth quarter of 2020, a 5 percent increase from the fourth quarter of 2019 and an increase of 3 percent on a local currency basis. Operating margin for International was 13.0 percent in the fourth quarter of 2020, compared to 15.3 percent in the fourth quarter of 2019. Adjusted EBITDA margin for International was 34.0 percent in the fourth quarter of 2020 compared to 36.4 percent in the fourth quarter of 2019.
•Asia Pacific revenue was $81.4 million, up 10 percent from the fourth quarter of 2019 and up 4 percent on a local currency basis.
•Europe revenue was $82.5 million, up 8 percent from the fourth quarter of 2019 and up 4 percent on a local currency basis.
•Latin America revenue was $42.5 million, down 8 percent from the fourth quarter of 2019 and down 1 percent on a local currency basis.
•Canada revenue was $41.1 million, up 4 percent from the fourth quarter of 2019 and up 3 percent on a local currency basis.

Global Consumer Solutions fourth quarter results

•Revenue was $77.0 million, a 13 percent decrease from the fourth quarter of 2019 on a reported and local currency basis. Operating margin was 4.7 percent compared to 13.8 percent in the fourth quarter of 2019. Adjusted EBITDA margin was 20.8 percent compared to 26.9 percent in the fourth quarter of 2019.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $2.00 for the fourth quarter of 2020, up 28 percent compared to the fourth quarter of 2019. The financial measure for both 2020 and 2019 excludes acquisition-related amortization expense of certain acquired intangibles, costs related to the 2017 cybersecurity incident, pension mark-to-market fair value adjustment and income tax effects of stock awards recognized upon vesting or settlement. The financial measure for 2020 also excludes a fair market value adjustment of an equity investment, income tax effects of the Q1 2020 gain on fair market value adjustment of an equity investment, foreign currency impact of certain intercompany loans and costs associated with the realignment of internal resources. The financial measure for 2019 also excludes an accrual of legal matters related to the 2017 cybersecurity incident and the foreign currency impacts of Argentina being a highly inflationary economy. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Adjusted EBITDA margin was 37.8 percent for the fourth quarter of 2020, compared to 35.6 percent in the fourth quarter of 2019. These financial measures for 2020 and 2019 have been adjusted for certain items, including costs related to the 2017 cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Full year adjusted EPS attributable to Equifax was $6.97, up 22 percent from the prior year period. Full year adjusted EBITDA margin was 36.2 percent compared to 33.8 percent in 2019. These financial measures for 2020 and 2019 have been adjusted for certain items, including costs related to the 2017 cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Adjusted EPS, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures which are explained under “Non-GAAP Financial Measures” below and are reconciled to the most directly comparable GAAP financial measures in the attached Q&A.

Liquidity and Capital Resources

At December 31, 2020, the Company had approximately $1.7 billion in cash and $1.1 billion available to borrow under its revolving credit facility, which matures in September 2023. We amended our credit facility in the second quarter of 2020 to increase the maximum leverage ratio through 2021 to provide us with additional financial flexibility.

2021 First Quarter and Full Year Guidance

•For the first quarter of 2021, we expect reported revenue to be between $1,105 and $1,125 million, reflecting growth as compared to the first quarter of 2020 of 15.3% to 17.4%, with an expected 1.9% positive impact of foreign exchange. Adjusted EPS is expected to be between $1.45 and $1.55 per share. Impacting first quarter 2021 revenue and adjusted EPS is an expectation of a 24% increase in U.S. mortgage market inquiries impacting our USIS and EWS units.

•We expect full year 2021 reported revenue to be between $4.350 and $4.450 billion, reflecting local currency growth compared to 2020 of 5.4% to 7.8%, with an expected 1.5% positive impact of foreign exchange. Adjusted EPS is expected to be between $6.20 and $6.50 per share. We expect to engage in share repurchases for a total amount to exceed $100 million. U.S. mortgage market inquiries are expected to decline by 5% in 2021 versus 2020, with growth in inquiries in the first half of 2021, offset by a decline in inquiries in the second half of 2021.

About Equifax
At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employees, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by more than 11,000 employees worldwide, Equifax operates or has investments in 25 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on February 11, 2021 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. In addition, we are now posting certain supplemental financial information in the February 2021 Investor Presentation available in the Investor Relations section of our website. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, accrual for legal matters related to the 2017 cybersecurity incident, fair market value adjustment of equity investments, pension mark-to-market fair value adjustment, income tax effects related to the Q1 2020 gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, valuation allowance for certain deferred tax assets, tax benefit on legal settlement related to the 2017 cybersecurity incident, settlements with commercial customers, realignment of internal resources, income tax effects of stock awards that are recognized upon vesting or settlement, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy, PayNet acquisition-related amounts other than acquisition-related amortization and the income tax impact of these adjustments. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Additionally, this earnings release presents adjusted revenue which is defined as GAAP revenue adjusted for a charge related to settlements with commercial customers. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our EFX2020 cloud technology, data and security transformation program, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, the impact of COVID-19 and changes in U.S. and worldwide economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. The extent to which the COVID-19 pandemic could negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in U.S. and worldwide economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets which could adversely impact our access to financing, or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other risk factors include the impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; uncertainties regarding the ultimate amount and timing of payments for the legal proceedings and government investigations related to the 2017 cybersecurity incident; potential adverse developments in new and pending legal proceedings or government investigations; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority (“FCA”) and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission (“ACCC”) and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2020	2019
(In millions, except per share amounts)		(revised)
Operating revenue	$1,118.5	$905.8
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	480.9	382.9
Selling, general and administrative expenses	366.5	389.0
Depreciation and amortization	101.6	86.9
Total operating expenses	949.0	858.8
Operating income	169.5	47.0
Interest expense	(36.9)	(29.3)
Other (expense) income, net	(38.1)	14.6
Consolidated income before income taxes	94.5	32.3
Provision for income taxes	(16.8)	(14.9)
Consolidated net income	77.7	17.4
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(3.2)	(1.6)
Net income attributable to Equifax	$74.5	$15.8
Basic earnings per common share:
Net income attributable to Equifax	$0.61	$0.13
Weighted-average shares used in computing basic earnings per share	121.7	121.1
Diluted earnings per common share:
Net income attributable to Equifax	$0.61	$0.13
Weighted-average shares used in computing diluted earnings per share	123.1	122.3
Dividends per common share	$0.39	$0.39

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Twelve Months Ended December 31,
	2020	2019
(In millions, except per share amounts)		(revised)
Operating revenue	$4,127.5	$3,507.6
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	1,737.4	1,521.7
Selling, general and administrative expenses	1,322.5	1,990.2
Depreciation and amortization	391.0	331.1
Total operating expenses	3,450.9	3,843.0
Operating income (loss)	676.6	(335.4)
Interest expense	(141.6)	(111.7)
Other income, net	150.2	33.3
Consolidated income (loss) before income taxes	685.2	(413.8)
(Provision) benefit for income taxes	(159.0)	35.7
Consolidated income (loss) from continuing operations	526.2	(378.1)
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(6.1)	(6.0)
Net income (loss) attributable to Equifax	$520.1	$(384.1)
Basic earnings per common share:
Net income (loss) attributable to Equifax	$4.28	$(3.18)
Weighted-average shares used in computing basic earnings per share	121.5	120.9
Diluted earnings per common share:
Net income (loss) attributable to Equifax	$4.24	$(3.15)
Weighted-average shares used in computing diluted earnings per share	122.8	122.0
Dividends per common share	$1.56	$1.56

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,
	2020	2019
(In millions, except par values)		(revised)
ASSETS
Current assets:
Cash and cash equivalents	$1,684.6	$401.3
Trade accounts receivable, net of allowance for doubtful accounts of $12.9 and $11.2 at December 31, 2020 and 2019, respectively	630.6	532.1
Prepaid expenses	104.1	88.1
Other current assets	59.0	187.9
Total current assets	2,478.3	1,209.4
Property and equipment:
Capitalized internal-use software and system costs	1,374.5	979.4
Data processing equipment and furniture	299.9	325.1
Land, buildings and improvements	239.1	236.3
Total property and equipment	1,913.5	1,540.8
Less accumulated depreciation and amortization	(774.1)	(593.2)
Total property and equipment, net	1,139.4	947.6
Goodwill	4,495.8	4,308.3
Indefinite-lived intangible assets	94.9	94.9
Purchased intangible assets, net	997.8	1,044.6
Other assets, net	405.6	304.2
Total assets	$9,611.8	$7,909.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$1,101.1	$3.1
Accounts payable	159.1	148.3
Accrued expenses	251.8	163.5
Accrued salaries and bonuses	250.3	156.1
Deferred revenue	108.3	104.0
Other current liabilities	612.5	784.1
Total current liabilities	2,483.1	1,359.1
Long-term debt	3,277.3	3,379.5
Deferred income tax liabilities, net	332.3	248.0
Long-term pension and other postretirement benefit liabilities	130.7	118.9
Other long-term liabilities	178.1	180.6
Total liabilities	6,401.5	5,286.1
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2020 and 2019; Outstanding shares - 121.8 and 121.2 at December 31, 2020 and 2019, respectively	236.6	236.6
Paid-in capital	1,470.7	1,405.1
Retained earnings	4,185.4	3,854.6
Accumulated other comprehensive loss	(171.4)	(354.4)
Treasury stock, at cost, 66.9 shares and 67.5 shares at December 31, 2020 and 2019, respectively	(2,547.0)	(2,557.4)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2020 and 2019, respectively	(5.9)	(5.9)
Total Equifax shareholders’ equity	3,168.4	2,578.6
Noncontrolling interests including redeemable noncontrolling interests	41.9	44.3
Total shareholders’ equity	3,210.3	2,622.9
Total liabilities and equity	$9,611.8	$7,909.0

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2020	2019
(In millions)		(revised)
Operating activities:
Consolidated net income (loss)	$526.2	$(378.1)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	399.3	337.3
Stock-based compensation expense	54.7	49.7
Deferred income taxes	66.5	(82.7)
Gain on fair market value adjustment of equity investments	(149.5)	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(93.7)	(61.3)
Other assets, current and long-term	35.8	(78.8)
Current and long-term liabilities, excluding debt	106.9	527.7
Cash provided by operating activities	946.2	313.8
Investing activities:
Capital expenditures	(421.3)	(399.6)
Acquisitions, net of cash acquired	(61.4)	(272.9)
Investment in unconsolidated affiliates, net	(10.0)	(25.0)
Cash used in investing activities	(492.7)	(697.5)
Financing activities:
Net short-term repayments	(0.7)	(1.8)
Payments on long-term debt	(125.0)	(250.0)
Proceeds from issuance of long-term debt	1,123.3	998.3
Dividends paid to Equifax shareholders	(189.5)	(188.7)
Dividends paid to noncontrolling interests	(4.6)	(6.6)
Proceeds from exercise of stock options and employee stock purchase plan	41.7	22.3
Payment of taxes related to settlement of equity awards	(15.9)	(10.5)
Purchase of redeemable noncontrolling interests	(9.0)	—
Debt issuance costs	(9.8)	(5.1)
Other	0.3	—
Cash provided by financing activities	810.8	557.9
Effect of foreign currency exchange rates on cash and cash equivalents	19.0	3.5
Increase in cash and cash equivalents	1,283.3	177.7
Cash and cash equivalents, beginning of period	401.3	223.6
Cash and cash equivalents, end of period	$1,684.6	$401.3

Common Questions & Answers (Unaudited)
(Dollars in millions)

1. Can you provide a further analysis of operating revenue for the fourth quarter and adjusted revenue for the full year by operating segment?

Operating and adjusted revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2020	2019	$ Change	% Change	% Change*
Online Information Solutions	$267.5	$227.3	$40.2	18%
Mortgage Solutions	50.4	32.5	17.9	55%
Financial Marketing Services	69.6	71.1	(1.5)	(2)%
Total U.S. Information Solutions	387.5	330.9	56.6	17%
Verification Services	330.0	193.6	136.4	70%
Employer Services	76.5	56.9	19.6	35%
Total Workforce Solutions	406.5	250.5	156.0	62%
Asia Pacific	81.4	73.7	7.7	10%	4%
Europe	82.5	76.3	6.2	8%	4%
Latin America	42.5	46.4	(3.9)	(8)%	(1)%
Canada	41.1	39.5	1.6	4%	3%
Total International	247.5	235.9	11.6	5%	3%
Global Consumer Solutions	77.0	88.5	(11.5)	(13)%	(13)%
Total operating revenue	$1,118.5	$905.8	$212.7	23%	23%

(In millions)	Twelve Months Ended December 31,
					Local Currency
Adjusted revenue**:	2020	2019	$ Change	% Change	% Change*
Online Information Solutions	$1,067.7	$939.1	$128.6	14%
Mortgage Solutions	199.8	136.9	62.9	46%
Financial Marketing Services	215.0	221.4	(6.4)	(3)%
Total U.S. Information Solutions	1,482.5	1,297.4	185.1	14%
Verification Services	1,103.2	700.1	403.1	58%
Employer Services	334.7	249.6	85.1	34%
Total Workforce Solutions	1,437.9	949.7	488.2	51%
Asia Pacific	296.5	300.1	(3.6)	(1)%	(1)%
Europe	255.7	275.6	(19.9)	(7)%	(8)%
Latin America	160.3	190.5	(30.2)	(16)%	(3)%
Canada	149.6	154.4	(4.8)	(3)%	(2)%
Total International	862.1	920.6	(58.5)	(6)%	(4)%
Global Consumer Solutions	345.0	359.9	(14.9)	(4)%	(4)%
Total adjusted revenue	$4,127.5	$3,527.6	$599.9	17%	18%
*Reflects percentage change in revenue conforming 2020 results using 2019 exchange rates.
**Adjusted revenue is defined as GAAP revenue adjusted for a charge related to settlements with commercial customers in the third quarter of 2019. See Non-GAAP reconciliation D for a reconciliation of operating revenue to adjusted revenue.

2. What is the breakdown of costs related to the 2017 cybersecurity incident?

Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide free product and related support to the consumer.

We recorded $112.6 million ($82.3 million, net of tax) and $181.6 million ($147.0 million, net of tax) for the fourth quarter of 2020 and 2019, respectively, for costs related to the 2017 cybersecurity incident. We recorded $365.0 million ($270.5 million, net of tax) and $1,138.2 million ($938.4 million, net of tax) for the twelve months ended December 31, 2020 and 2019, respectively, for costs associated with the 2017 cybersecurity incident. The components of the costs are as follows:

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Accrual for legal matters, net of directors and officers insurance recoveries, related to the 2017 cybersecurity incident	$—	$99.6	$—	$800.9
2017 cybersecurity incident related costs:
Technology and data security	111.5	75.9	358.5	292.1
Legal and investigative fees	1.1	6.1	6.5	41.3
Product liability	—	—	—	3.9
Total	$112.6	$181.6	$365.0	$1,138.2

The $111.5 million and $358.5 million of technology and data security costs include incremental costs to transform our technology infrastructure and improve application, network, and data security. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $1.1 million and $6.5 million of legal and investigative fees include legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the 2017 cybersecurity incident.

3. What is the impact of the pension accounting change?

In the fourth quarter of 2020, we voluntarily changed our method of accounting for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans. Under the accounting method change, remeasurement of projected benefit obligation and plan assets are immediately recognized in earnings through net periodic benefit cost within Other Income (Expense) on the Consolidated Statements of Income (Loss), with pension and postretirement plans to be remeasured annually in the fourth quarter or on an interim basis as triggering events require remeasurement. In addition, we changed our accounting for measuring the market-related value of plan assets from a calculated amount to fair value, no longer recognizing the difference between expected return on assets and actual return on assets over a five year period. Prior to this accounting method change, unrecognized actuarial gains and losses were included in Accumulated Other Comprehensive Income (Loss) on the Consolidated Balance Sheet and were amortized into earnings over the average remaining service period of active employees expected to receive benefits under the plan. We also determined the market-related value of plan assets based on a calculated market adjustment to reflect investment gains and losses during each of the last five years, with differences between expected and actual return on plan assets recognized at a rate of 20% per year. While the historical accounting principle was acceptable, we believe that the current accounting policies provide a better representation of the operating results of the Company and the economic performance of plan assets in relation to the measurement of its benefit obligations for the period. The changes in accounting will more clearly reflect the current period impact of the Company’s pension asset investment strategy to readers of the financial statements.

This accounting change has been applied on a retrospective basis for all prior years presented. Due to the nature of the accounting change, it has impacted both our GAAP and adjusted results. The following tables reflect the effects of the change in accounting method on amounts previously reported in prior periods:

GAAP	FY 2018	FY 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Other income (expense), net (previously reported)	$11.8	$14.1	$6.2	$45.3	$(7.5)	$133.4
Impact of change on pension expense	22.3	14.4	3.6	5.7	5.7	5.7
Mark to market fair value adjustment	(8.2)	4.8	4.8	—	—	—
Other income (expense), net (revised)	$25.9	$33.3	$14.6	$51.0	$(1.8)	$139.1

Provision for income taxes (previously reported)	$(50.0)	$40.2	$(13.1)	$(36.0)	$(26.6)	$(75.4)
Impact of change on pension expense	(5.4)	(3.6)	(0.9)	(1.4)	(1.4)	(1.4)
Mark to market fair value adjustment	2.0	(0.9)	(0.9)	—	—	—
Provision for income taxes (revised)	$(53.4)	$35.7	$(14.9)	$(37.4)	$(28.0)	$(76.8)

Net income attributable to EFX (previously reported)	$299.8	$(398.8)	$9.2	$112.6	$95.9	$224.2
Impact of change on pension expense	16.9	10.8	2.7	4.3	4.3	4.3
Mark to market fair value adjustment	(6.2)	3.9	3.9	—	—	—
Net income attributable to EFX (revised)	$310.5	$(384.1)	$15.8	$116.9	$100.2	$228.5

Diluted earnings per common share (previously reported)	$2.47	$(3.27)	$0.07	$0.92	$0.78	$1.82
Impact of change on pension expense	0.14	0.09	0.02	0.04	0.04	0.04
Mark to market fair value adjustment	(0.05)	0.03	0.03	—	—	—
Diluted earnings per common share (revised)**	$2.56	$(3.15)	$0.13	$0.95	$0.82	$1.86

Adjusted*	FY 2018	FY 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Adjusted net income (previously reported)	$702.2	$685.7	$187.5	$171.0	$196.2	$230.4
Impact of change on pension expense	16.9	10.8	2.7	4.3	4.3	4.3
Adjusted net income (revised)	$719.1	$696.5	$190.2	$175.3	$200.5	$234.7

Adjusted EPS (previously reported)	$5.79	$5.62	$1.53	$1.40	$1.60	$1.87
Impact of change on pension expense	0.14	0.09	0.02	0.04	0.04	0.04
Adjusted EPS (revised)**	$5.93	$5.71	$1.55	$1.43	$1.63	$1.91

Adjusted EBITDA (previously reported)	$1,149.9	$1,177.7	$319.1	$310.8	$353.2	$391.1
Impact of change on pension expense	22.3	14.4	3.6	5.7	5.7	5.7
Adjusted EBITDA (revised)	$1,172.2	$1,192.1	$322.7	$316.5	$358.9	$396.8

* For updated non-GAAP reconciliations, see the Investor Relations page at www.investor.equifax.com
** Per share amounts may not equal totals due to rounding

For the twelve months ended December 31, 2020, the pension accounting change resulted in a $9.2 million ($6.9 million, net of tax) decrease to Other Income (Expense). The $9.2 million ($6.9 million, net of tax) decrease in Other Income (Expense) consists of the $32.2 million loss ($24.3 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, partially offset by a $23.0 million ($17.4 million, net of tax) increase in Other Income (Expense) due to the impact of the accounting change on the calculation of pension expense.

Additional information around the impact of the pension accounting change will be included within our upcoming Form 10-K for the year ended December 31, 2020.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.   Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, accrual for legal matters related to the 2017 cybersecurity incident, fair value adjustment of equity investments, pension mark-to-market fair value adjustments, income tax effects of Q1 2020 gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, valuation allowance for certain deferred tax assets, tax benefit on legal settlement related to the 2017 cybersecurity incident, settlements with commercial customers, realignment of internal resources and other costs, the income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency impacts, PayNet acquisition-related amounts other than acquisition-related amortization, and income tax adjustments:

	Three Months Ended December 31,
	2020	2019
(In millions, except per share amounts)		(revised)	$ Change	% Change
Net income attributable to Equifax	$74.5	$15.8	$58.7	372%
Acquisition-related amortization expense of certain acquired intangibles (1)	36.0	35.3	0.7	2%
2017 cybersecurity incident related costs (2)	112.6	82.0	30.6	37%
Accrual for legal matters related to the 2017 cybersecurity incident (3)	—	99.6	(99.6)	(100)%
Fair market value adjustment of equity investment (4)	13.3	—	13.3	nm
Pension mark-to-market fair value adjustment (5)	32.2	(4.8)	37.0	(771)%
Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment (6)	(1.4)	—	(1.4)	nm
Foreign currency impact of certain intercompany loans (7)	3.3	—	3.3	nm
Realignment of internal resources and other costs (11)	31.9	—	31.9	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (12)	(3.2)	1.1	(4.3)	(391)%
Argentina highly inflationary foreign currency adjustment (13)	—	0.2	(0.2)	nm
Tax impact of adjustments (15)	(53.6)	(39.0)	(14.6)	37%
Net income attributable to Equifax, adjusted for items listed above	$245.6	$190.2	$55.4	29%
Diluted EPS attributable to Equifax, adjusted for items listed above	$2.00	$1.55	$0.45	28%
Weighted-average shares used in computing diluted EPS	123.1	122.3

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2020	2019
		(revised)	$ Change	% Change
Net income attributable to Equifax	$520.1	$(384.1)	$904.2	(235)%
Acquisition-related amortization expense of certain acquired intangibles (1)	141.8	140.2	1.6	1%
2017 cybersecurity incident related costs (2)	365.0	337.3	27.7	8%
Accrual for legal matters related to the 2017 cybersecurity incident (3)	—	800.9	(800.9)	(100)%
Fair market value adjustment of equity investments (4)	(149.5)	—	(149.5)	nm
Pension mark-to-market fair value adjustment (5)	32.2	(4.8)	37.0	nm
Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment (6)	(5.4)	—	(5.4)	nm
Foreign currency impact of certain intercompany loans (7)	6.2	—	6.2	nm
Valuation allowance for certain deferred tax assets (8)	7.0	—	7.0	nm
Tax benefit on legal settlement related to the 2017 cybersecurity incident (9)	(4.8)	—	(4.8)	nm
Settlements with commercial customers (10)	—	20.0	(20.0)	(100)%
Realignment of internal resources and other costs (11)	31.9	11.5	20.4	177%
Income tax effects of stock awards that are recognized upon vesting or settlement (12)	(6.1)	(3.0)	(3.1)	103%
Argentina highly inflationary foreign currency adjustment (13)	0.5	1.0	(0.5)	(50)%
PayNet acquisition-related amounts other than acquisition-related amortization (14)	—	6.3	(6.3)	(100)%
Tax impact of adjustments (15)	(82.8)	(228.8)	146.0	(64)%
Net income attributable to Equifax, adjusted for items listed above	$856.1	$696.5	$159.6	23%
Diluted EPS attributable to Equifax, adjusted for items listed above	$6.97	$5.71	$1.26	22%
Weighted-average shares used in computing diluted EPS	122.8	122.0

(1)During the fourth quarter of 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $36.0 million ($30.5 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $5.5 million of tax is comprised of $9.5 million of tax expense net of $4.0 million of a cash income tax benefit. During the fourth quarter of 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.3 million ($30.0 million net of tax). The $5.3 million of tax is comprised of $9.3 million of tax expense net of $4.0 million of a cash income tax benefit.

For the year ended December 31, 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $141.8 million ($120.6 million net of tax). The $21.2 million of tax is comprised of $37.3 million of tax expense net of $16.1 million of a cash income tax benefit. For the year ended December 31, 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $140.2 million ($119.4 million net of tax). The $20.8 million of tax is comprised of $36.9 million of tax expense net of $16.1 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2020 we recorded pre-tax expenses related to the 2017 cybersecurity incident of $112.6 million ($82.3 million, net of tax), $112.4 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. For the year ended December 31, 2020 we recorded pre-tax expenses related to the 2017 cybersecurity incident of $365.0 million ($270.5 million, net of tax), $364.8 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. During the fourth quarter of 2019 and for year ended December 31, 2019, we recorded pre-tax expenses of $82.0 million ($63.5 million, net of tax) and $337.3 million ($252.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $99.6 million ($83.5 million, net of tax) and $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2020 we recorded a $13.3 million ($11.0 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2020, we recorded a $149.5 million ($101.1 million, net of tax) gain on the fair market value adjustment of equity investments. The changes in fair value were recorded to Other

Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(5)During the fourth quarter of 2020 we recorded a $32.2 million loss ($24.3 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2019 we recorded a $4.8 million gain ($3.9 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2020 and the year ended December 31, 2020, we recorded income tax effects of the Q1 2020 gain on fair market value adjustment of an equity investment of $1.4 million and $5.4 million, respectively. See the Notes to this reconciliation for additional detail.

(7)During the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded foreign currency loss related to certain intercompany loans of $3.3 million and $6.2 million, respectively. The impact was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(8)During the first quarter of 2020, we recorded a valuation allowance for certain deferred tax assets of $7.0 million. See the Notes to this reconciliation for additional detail.

(9)During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms in the first quarter have caused us to conclude the tax treatment has changed from the time we recorded the initial loss. See the Notes to this reconciliation for additional detail.

(10)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(11)During the fourth quarter of 2020 and the first quarter of 2019, we recorded $31.9 million ($24.3 million, net of tax) and $11.5 million ($8.8 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(12)During the fourth quarter and for the year ended December 31, 2020, we recorded tax benefit of $3.2 million and $6.1 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter and for the year ended December 31, 2019, we recorded a tax expense of $1.1 million and tax benefit of $3.0 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(13)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. For the year ended December 31, 2020, we recorded a foreign currency loss of $0.5 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a foreign currency loss of $0.2 million and $1.0 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(14)During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.

(15)During the fourth quarter of 2020, we recorded the tax impact of adjustments of $53.6 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.5 million ($9.5 million of tax expense net of $4.0 million of a cash income tax benefit), (ii) tax adjustment of $30.3 million related to the 2017 cybersecurity incident related costs, (iii) a tax adjustment of $2.3 million related to the fair market value adjustment of an equity investment. (iv) a tax adjustment of $7.9 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans and (v) a tax adjustment of $7.6 million related to the realignment of internal resources. During the fourth quarter of 2019, we recorded the tax impact of adjustments of $39.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.3 million ($9.3 million of tax expense net of $4.0 million of a cash income tax benefit),

(ii) tax adjustment of $16.1 million related to the 2017 cybersecurity incident related legal matters, (iii) a tax adjustment of $18.5 million related to expenses for the 2017 cybersecurity incident and (iv) a $0.9 million tax adjustment related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans.

For the year ended December 31, 2020, we recorded the tax impact of adjustments of $82.8 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $21.2 million ($37.3 million of tax expense net of $16.1 million of a cash income tax benefit), (ii) a tax adjustment of $94.5 million related to expenses for the 2017 cybersecurity incident, (iii) a tax adjustment of $48.4 million related to the gain on fair market value adjustment of equity investments, (iv) a tax adjustment of $7.9 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans and (v) a tax adjustment of $7.6 million related to the realignment of internal resources. For the year ended December 31, 2019, we recorded the tax impact of adjustments of $228.8 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $20.8 million ($36.9 million of tax expense net of $16.1 million of a cash income tax benefit), (ii) a tax adjustment of $85.0 million related to expenses for the 2017 cybersecurity incident, (iii) a tax adjustment of $114.8 million related to cybersecurity incident related legal matters, (iv) a $0.9 million tax adjustment related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (v) a tax adjustment of $4.9 million related to the settlement with commercial customers, (vi) a tax adjustment of $2.7 million related to the realignment of internal resources and (vii) a tax adjustment of $1.5 million for PayNet acquisition related amounts other than acquisition-related amortization.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers, and net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization, costs related to the 2017 cybersecurity incident, accrual for legal matters related to the 2017 cybersecurity incident, fair value adjustment of equity investments, pension mark-to-market fair value adjustments, foreign currency impact of certain intercompany loans, settlements with commercial customers, realignment of internal resources and other costs, Argentina highly inflationary foreign currency impacts, PayNet acquisition-related amounts other than acquisition-related amortization, and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2020	2019
		(revised)	$ Change	% Change
Revenue	$1,118.5	$905.8	$212.7	23%
Net income attributable to Equifax	$74.5	$15.8	$58.7	372%
Income taxes	16.8	14.9	1.9	13%
Interest expense, net*	36.4	28.1	8.3	30%
Depreciation and amortization	101.6	86.9	14.7	17%
2017 cybersecurity incident related costs (2)	112.4	82.0	30.4	37%
Accrual for legal matters related to the 2017 cybersecurity incident (3)	—	99.6	(99.6)	nm
Fair market value adjustment of equity investment (4)	13.3	—	13.3	nm
Pension mark-to-market fair value adjustment (5)	32.2	(4.8)	37.0	nm
Foreign currency impact of certain intercompany loans (6)	3.3	—	3.3	nm
Realignment of internal resources and other costs (7)	31.9	—	31.9	nm
Argentina highly inflationary foreign currency adjustment (8)	—	0.2	(0.2)	nm
Adjusted EBITDA, excluding the items listed above	$422.4	$322.7	$99.7	31%
Adjusted EBITDA margin	37.8%	35.6%

	Twelve Months Ended December 31,
(In millions)	2020	2019
		(revised)	$ Change	% Change
Revenue	$4,127.5	$3,507.6	$619.9	18%
Settlements with commercial customers (1)	$—	$20.0	$(20.0)	nm
Adjusted revenue	$4,127.5	$3,527.6	$599.9	17%

Net income attributable to Equifax	$520.1	$(384.1)	$904.2	(235)%
Income taxes	159.0	(35.7)	194.7	(545)%
Interest expense, net*	138.5	108.6	29.9	28%
Depreciation and amortization	391.0	331.1	59.9	18%
2017 cybersecurity incident related costs (2)	364.8	337.3	27.5	8%
Accrual for legal matters related to the 2017 cybersecurity incident (3)	—	800.9	(800.9)	nm
Fair market value adjustment of equity investments (4)	(149.5)	—	(149.5)	nm
Pension mark-to-market fair value adjustment (5)	32.2	(4.8)	37.0	nm
Foreign currency impact of certain intercompany loans (6)	6.2	—	6.2	nm
Settlements with commercial customers (1)	—	20.0	(20.0)	nm
Realignment of internal resources and other costs (7)	31.9	11.5	20.4	nm
Argentina highly inflationary foreign currency adjustment (8)	0.5	1.0	(0.5)	nm
PayNet acquisition-related amounts other than acquisition-related amortization (9)	—	6.3	(6.3)	nm
Adjusted EBITDA, excluding the items listed above	$1,494.7	$1,192.1	$302.6	25%
Adjusted EBITDA margin	36.2%	33.8%

*Excludes interest income of $0.5 million and $1.2 million for the fourth quarter of 2020 and 2019, respectively. Also, excludes interest income of $3.1 million for the years ended December 31, 2020 and 2019, respectively.

(1)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2020 we recorded pre-tax expenses related to the 2017 cybersecurity incident of $112.6 million ($82.3 million, net of tax), $112.4 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. For the year ended December 31, 2020 we recorded pre-tax expenses related to the 2017 cybersecurity incident of $365.0 million ($270.5 million, net of tax), $364.8 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. During the fourth quarter of 2019 and for year ended December 31, 2019, we recorded pre-tax expenses of $82.0 million ($63.5 million, net of tax) and $337.3 million ($252.3 million, net of tax), respectively, for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $99.6 million ($83.5 million, net of tax) and $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2020 we recorded a $13.3 million ($11.0 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2020, we recorded a $149.5 million ($101.1 million, net of tax) gain on the fair market value adjustment of equity investments. The changes in fair value were recorded to Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(5)During the fourth quarter of 2020 we recorded a $32.2 million loss ($24.3 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2019 we recorded a $4.8 million gain ($3.9 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded foreign currency loss related to certain intercompany loans of $3.3 million and $6.2 million, respectively. The impact was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(7)During the fourth quarter of 2020 and the first quarter of 2019, we recorded $31.9 million ($24.3 million, net of tax) and $11.5 million ($8.8 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(8)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. For the year ended December 31, 2020, we recorded a foreign currency loss of $0.5 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a foreign currency loss of $0.2 million and $1.0 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(9)During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.

C. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers, and net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization, costs related to the 2017 cybersecurity incident, accrual for legal matters related to the 2017 cybersecurity incident, fair value adjustment of equity investments, pension mark-to-market fair value adjustments, foreign currency impact of certain intercompany loans, settlements with commercial customers, realignment of internal resources and other costs, Argentina highly inflationary foreign currency impacts, PayNet acquisition-related amounts other than acquisition-related amortization, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2020
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$387.5	$406.5	$247.5	$77.0	—	$1,118.5
Operating Income	114.6	199.8	32.2	3.6	(180.7)	169.5
Depreciation and Amortization	29.1	17.5	35.3	5.2	14.5	101.6
Other income/(expense), net*	0.6	—	(8.9)	—	(30.3)	(38.6)
Noncontrolling interest	—	—	(3.2)	—	—	(3.2)
Adjustments (1)	24.4	11.2	28.8	7.2	121.5	193.1
Adjusted EBITDA	$168.7	$228.5	$84.2	$16.0	$(75.0)	$422.4
Operating Margin	29.6%	49.2%	13.0%	4.7%	nm	15.2%
Adjusted EBITDA Margin	43.5%	56.2%	34.0%	20.8%	nm	37.8%

(In millions)	Twelve Months Ended December 31, 2020
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$1,482.5	$1,437.9	$862.1	$345.0	—	$4,127.5
Operating Income	463.9	700.7	66.7	37.0	(591.7)	676.6
Depreciation and Amortization	114.4	69.7	131.6	18.6	56.7	391.0
Other income/(expense), net*	2.6	—	133.4	(0.1)	11.2	147.1
Noncontrolling interest	—	—	(6.1)	—	—	(6.1)
Adjustments (1)	79.9	29.9	(70.9)	21.9	225.3	286.1
Adjusted EBITDA	$660.8	$800.3	$254.7	$77.4	$(298.5)	$1,494.7
Operating Margin	31.3%	48.7%	7.7%	10.7%	nm	16.4%
Adjusted EBITDA Margin	44.6%	55.7%	29.5%	22.4%	nm	36.2%

*Excludes interest income of $0.5 million in the fourth quarter and $3.1 million for the year ended December 31, 2020.

(In millions)	Three Months Ended December 31, 2019 (revised)
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$330.9	$250.5	$235.9	$88.5	—	$905.8
Operating Income	111.2	98.3	36.2	12.2	(210.9)	47.0
Depreciation and Amortization	21.7	14.2	30.2	3.6	17.2	86.9
Other income/(expense), net*	0.7	—	(4.2)	—	16.9	13.4
Noncontrolling interest	—	—	(1.6)	—	—	(1.6)
Adjustments (3)	15.7	5.1	25.3	8.0	122.9	177.0
Adjusted EBITDA	$149.3	$117.6	$85.9	$23.8	$(53.9)	$322.7
Operating Margin	33.6%	39.2%	15.3%	13.8%	nm	5.2%
Adjusted EBITDA Margin	45.1%	47.0%	36.4%	26.9%	nm	35.6%

(In millions)	Twelve Months Ended December 31, 2019 (revised)
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$1,277.4	$949.7	$920.6	$359.9	—	$3,507.6
Adjustments (2)	20.0	—	—	—	—	20.0
Adjusted revenue	1,297.4	949.7	920.6	359.9	—	3,527.6

Operating Income	423.4	389.7	96.1	48.4	(1,293.0)	(335.4)
Depreciation and Amortization	81.8	53.6	117.8	15.0	62.9	331.1
Other income/(expense), net*	2.6	—	6.6	—	21.0	30.2
Noncontrolling interest	—	—	(6.0)	—	—	(6.0)
Adjustments (3)	70.4	17.9	65.8	25.2	992.9	1,172.2
Adjusted EBITDA	$578.2	$461.2	$280.3	$88.6	$(216.2)	$1,192.1
Operating Margin	33.1%	41.0%	10.4%	13.4%	nm	(9.6)%
Adjusted EBITDA Margin	44.6%	48.6%	30.4%	24.6%	nm	33.8%

*Excludes interest income $1.2 million in the fourth quarter and $3.1 million for the year ended December 31, 2019.

(1)During the fourth quarter of 2020 we recorded pre-tax expenses of $112.4 million for expenses related to the 2017 cybersecurity incident, $13.3 million for a loss on the fair market value adjustment of an equity investment, a $32.2 million charge related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $3.3 million for the foreign currency impact related to certain intercompany loans and $31.9 million of restructuring charges for the realignment of internal resources and other costs.

For the year ended December 31, 2020, we recorded pre-tax expenses of $364.8 million, for expenses related to the 2017 cybersecurity incident, a $149.5 million gain related to the fair value adjustment of equity investments, a $32.2 million charge related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $6.2 million for the foreign currency impact related to certain intercompany loans, $31.9 million of restructuring charges for the realignment of internal resources and other costs and a foreign currency loss of $0.5 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

(2)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers.

(3)During the fourth quarter of 2019 we recorded pre-tax expenses of $82.0 million for expenses related to the 2017 cybersecurity incident, expenses, net of directors and officers insurance recoveries, of $99.6 million for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, a $4.8 million gain related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans and a $0.2 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

For year ended December 31, 2019, we recorded pre-tax expenses of $337.3 million for expenses related to the 2017 cybersecurity incident, expenses, net of directors and officers insurance recoveries, of $800.9 million for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, a $4.8 million gain related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, a $20.0 million charge to revenue related to settlements with commercial customers, charge to revenue related to settlements with commercial customers, $11.5 million of restructuring charges for the realignment of internal resources and other costs, a $1.0 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy and $6.3 million of PayNet acquisition related amounts other than acquisition-related amortization.

D. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers and adjusted revenue growth for each of the segments for the twelve months ended December 31, 2019**:

(In millions)	Twelve Months Ended December 30,
	Operating revenue	Operating revenue	Adjustments (1)	Adjusted revenue			Local Currency
Operating revenue:	2020	2019		2019	$ Change	% Change	% Change*
Online Information Solutions	$1,067.7	$924.1	$15.0	$939.1	128.6	14%
Mortgage Solutions	199.8	136.9	—	136.9	62.9	46%
Financial Marketing Services	215.0	216.4	5.0	221.4	(6.4)	(3)%
Total U.S. Information Solutions	1,482.5	1,277.4	20.0	1,297.4	185.1	14%
Verification Services	1,103.2	700.1	—	700.1	403.1	58%
Employer Services	334.7	249.6	—	249.6	85.1	34%
Total Workforce Solutions	1,437.9	949.7	—	949.7	488.2	51%
Asia Pacific	296.5	300.1	—	300.1	(3.6)	(1)%	(1)%
Europe	255.7	275.6	—	275.6	(19.9)	(7)%	(8)%
Latin America	160.3	190.5	—	190.5	(30.2)	(16)%	(3)%
Canada	149.6	154.4	—	154.4	(4.8)	(3)%	(2)%
Total International	862.1	920.6	—	920.6	(58.5)	(6)%	(4)%
Global Consumer Solutions	345.0	359.9	—	359.9	(14.9)	(4)%	(4)%
Total	$4,127.5	$3,507.6	$20.0	$3,527.6	$599.9	17%	18%

*Reflects percentage change in revenue conforming 2020 results using 2019 exchange rates.
** We did not have any adjustments to revenue for the three and twelve months ended December 31, 2020 or the three months ended December 31, 2019.

(1)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Acquisition-related amortization expense, net of tax - During the fourth quarter of 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $36.0 million ($30.5 million, net of tax). For the year ended December 31, 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $141.8 million ($120.6 million net of tax)

We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Costs related to the 2017 cybersecurity incident - During the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded pre-tax expenses of $112.6 million ($82.3 million, net of tax) and $365.0 million ($270.5 million, net of tax), respectively, and during the fourth quarter of 2019 and for year ended December 31, 2019, we recorded pre-tax expenses of $82.0 million ($63.5 million, net of tax) and $337.3 million ($252.3 million, net of tax), respectively, associated with the costs to investigate the 2017 cybersecurity incident, legal fees to respond to subsequent litigation and government investigations, costs to deliver the free product offering made to all U.S. consumers and incremental costs to transform our information technology, data security, and infrastructure. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. Costs related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Accrual for legal matters related to the 2017 cybersecurity incident - During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded expenses, net of directors and officers insurance recoveries, of $99.6 million ($83.5 million, net of tax) and $800.9 million ($686.1 million, net of tax) for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for 2020, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Fair market value adjustment of equity investments - During the first quarter of 2020, we recorded a $32.9 million ($26.3 million, net of tax) gain related to adjusting our equity method investment in India, in conjunction with the purchase of the remaining interest of our joint venture. Prior to the purchase of the remaining interest, Equifax did not have control over the joint venture. As a result of the transaction, Equifax recognized a gain related to the remeasurement of the preexisting equity interest in the India joint venture at the acquisition-date fair value of the business combination.

In addition, during the third quarter of 2020, our investment in Brazil underwent an initial public offering. The investment had previously been recorded on our books at cost less impairment, as it did not have a readily determinable fair value. Subsequent to the initial public offering, our investment in Brazil has been adjusted to fair value, and will continue to be adjusted to fair value at the end of each reporting period, with unrealized gains or losses to be recorded within the Consolidated Statements of Income in Other income, net. For the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded a $13.3 million ($11.0 million, net of tax) loss and a $116.6 million ($74.8 million, net of tax) gain, respectively, on the fair market value adjustment of our equity investment in Brazil. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results, since the non-operating gains and losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Pension mark-to-market fair value adjustment - Effective in the fourth quarter of 2020, we voluntarily changed our method of accounting for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans. Under the accounting method change, remeasurement of projected benefit obligation and plan assets are immediately recognized in earnings through net periodic benefit cost within Other Income (Expense) on the Consolidated Statements of Income (Loss), with pension and postretirement plans to be remeasured annually in the fourth quarter, or on an interim basis as triggering events require remeasurement. This change has been applied on a retrospective basis for all prior periods presented. During the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded a $32.2 million loss ($24.3 million, net of tax) related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a $4.8 million gain ($3.9 million, net of tax) related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results, since the non-operating gains and losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment - During the first quarter of 2020, we recorded a gain related to adjusting our equity method investment in India, in conjunction with the purchase of the remaining interest of our joint venture. Prior to the purchase of the remaining interest, Equifax did not have control over the joint venture. As a result of the transaction, Equifax recognized a gain related to the remeasurement of the preexisting equity interest in the India joint venture at the acquisition-date fair value of the business combination. Additional income tax effects related to this transaction were recorded each quarter of 2020. Management believes excluding this gain and related income tax effects from certain financial results provides meaningful supplemental information regarding our financial results for 2020, since the non-operating gain is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded foreign currency loss related to certain intercompany loans of $3.3 million and $6.2 million, respectively. The impact was recorded to the Other Income, net line item within the Consolidated Statements of Income. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Valuation allowance for certain deferred tax assets - During the first quarter of 2020, we recorded a $7.0 million valuation allowance adjustment for deferred tax assets where the benefit is not expected to be realized. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for 2020 because this amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Tax benefit on a legal settlement related to the 2017 cybersecurity incident - During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms in the first quarter caused us to conclude the tax treatment has changed from the time we recorded the initial loss. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Settlements with commercial customers - During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. Management believes this adjustment to revenue provides meaningful information regarding our revenue and provides a basis to compare revenue between periods and to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. Management considers these adjustments when assessing historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other costs - During the fourth quarter of 2020 and the first quarter of 2019, we recorded $31.9 million ($24.3 million, net of tax) and $11.5 million ($8.8 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the years ended December 31, 2020 and 2019, since the charges are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter and for the year ended December 31, 2020, we recorded tax benefit of $3.2 million and $6.1 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter and for the year ended December 31, 2019, we recorded a tax expense of $1.1 million and tax benefit of $3.0 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2020, as compared to the corresponding period in 2019, because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. For the year ended December 31, 2020, we recorded a foreign currency loss of $0.5 million, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2019 and for the year ended December 31, 2019, we recorded a foreign currency loss of $0.2 million and $1.0 million, respectively. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

PayNet acquisition related amounts for transaction expenses incurred as a direct result of the acquisition - During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.

Adjusted revenue - Management defines adjusted revenue as GAAP revenue adjusted for a non-recurring charge related to settlements with commercial customers. Management believes the use of adjusted revenue in this instance allows investors to evaluate our performance for different periods on a more comparable basis.